UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2020 (January 15, 2020)

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38306 (Commission File Number)	82-2755287 (I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2020, Leisure Acquisition Corp., a Delaware corporation (the “Company”) issued unsecured promissory notes (the “Promissory Notes”) to Hydra Management, LLC (the “Hydra Sponsor”), MLCP GLL Funding LLC, an affiliate of Matthews Lane Capital Partners, LLC (the “Matthews Lane Sponsor”), HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora” and together with the Hydra Sponsor and Matthews Lane Sponsor, the “Funding Parties”). The Promissory Notes were issued pursuant to the Company’s expense advance agreement with the Funding Parties, dated December 1, 2017, in an aggregate amount of $1,000,000. The Promissory Notes do not bear any interest. The funds received may be used by the Company to fund its working capital requirements and to fund required contributions to its trust account in connection with the previously approved extension of the date by which the Company must complete its initial business combination.

If the Company completes an initial business combination, the Company would repay such loaned amounts. In the event that the Company is unable to complete an initial business combination, the Company may use a portion of the working capital held outside its trust account to repay such loaned amounts but no proceeds from its trust account would be used for such repayment. The loans from the Funding Parties are convertible into warrants to purchase shares of common stock, at a price of $1.00 per warrant, at the option of the Funding Party. The warrants would be identical to those warrants that were issued in a private placement concurrent with the Company’s initial public offering to the Funding Parties (or their affiliates) and certain members of the Company’s management team

The table below sets forth the breakdown of each Promissory Note issued to each Funding Party:

Funding Party	Advance Amount
Hydra Sponsor	$256,883.42
Matthews Lane Sponsor	$243,116.58
HG Vora	$500,000.00
Total	$1,000,000.00

A copy of the form of Promissory Note is filed as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 1,000,000 private placement warrants of the Company would be issued if the entire aggregate amount of the Promissory Notes is converted. The warrants would be exercisable, subject to the terms and conditions of the warrant and during the exercise period as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the Promissory Notes, as they were issued to sophisticated investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: January 17, 2020	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director